Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
Tax Exempt Securities Trust, Intermediate Term Trust 48, National Trust 309 and Pennsylvania Trust 121:

We consent to the use of our report dated June 20, 2002, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York
June 20, 2002